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                                                                    EXHIBIT 5.01

                                May 21, 1997

Osmotics Corporation
1125 17th Street, Suite 2310
Denver, Colorado 80202

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form SB-2, File Number 333-5306-D (as amended, the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on May 21, 1997, in connection with the registration under the Securities Act of 1933, as amended, of (1) up to 1,125,000 shares of your Common Stock, (2) up to 112,500 Representative's Warrants, each Representative's Warrant exercisable to acquire one share of Common Stock, and (3) up to 112,500 shares of Common Stock issuable upon exercise of the Representative's Warrants. All of the foregoing securities will be referred to collectively as the "Securities." The Securities are to be sold to the public through the placement agent named in the Registration Statement.

        In rendering this opinion, we have examined the following:

        (1) the Registration Statement, together with the Exhibits filed as a part thereof;

        (2) your registration statement on Form 8-A (File Number 000-22301), filed with the Commission on March 26, 1997;

        (3) the Prospectuses prepared in connection with the Registration Statement;

        (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Osmotics Corporation, a Colorado Corporation ("Osmotics Colorado"), that
                                                      -----------------
                are in our possession;

        (5) the stock records for both you and Osmotics Colorado, that you have provided to us, including records of the capital stock, options and warrants you have issued as well as such stock records provided by you respecting Osmotics Colorado; and

        (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed
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by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or attempts to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe
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that the opinion expressed herein is not accurate.

        Based upon the foregoing, it is our opinion that the Securities that may be issued and sold by you, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, and the Prospectus constituting a part thereof and any amendments thereto which have been approved by us.

        This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Securities and is not to be relied upon for any other purpose.


                                        Very truly yours,



                                        Fenwick & West LLP